Exhibit 4.6
                                                     -----------


                                     Document Control No.:  PS#16










                   AMENDMENT AND RESTATEMENT

                             OF THE

            POLAROID PROFIT SHARING RETIREMENT PLAN





                        THIS IS THE PLAN

                        IN EFFECT AS OF

                        January 1, 1996



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                       TABLE OF CONTENTS


ARTICLE I      DEFINITIONS
          1.01                                           Accounts       1
          1.02                                    Alternate Payee       1
          1.03                              Annuity Starting Date       1
          1.04                                        Beneficiary       1
          1.05                                 Board of Directors       1
          1.06                                               Code       1
          1.07                                            Company       1
          1.08                               Company Common Stock       1
          1.09                          Company Common Stock Fund       2
          1.10                              Company Stock Account       2
          1.11                                       Compensation       2
          1.12                                     Effective Date       2
          1.13                                           Employee       2
          1.14                                           Employer       2
          1.15                       Employment Commencement Date       2
          1.16                                             Estate       2
          1.17                                       401K Account       3
          1.18                                 401K Contributions       3
          1.19                                       Fund Manager       3
          1.20                                              Funds       3
          1.21                     Highly Compensated Participant       3
          1.22                                    Hour of Service       3
          1.23                                    Leased Employee       4
          1.24                               Long-term Disability       4
          1.25                                        Participant       4
          1.26                                               Plan       4
          1.27                                 Plan Administrator       5
          1.28                                       Plan Manager       5
          1.29                                          Plan Year       5
          1.30                          Post-1971 Company Account       5
          1.31                           Pre-1972 Company Account       5
          1.32                                         Retirement       5
          1.33                                   Rollover Account       5
          1.34                              Rollover Contribution       5
          1.35                                             Spouse       5
          1.36                                         Subsidiary       5
          1.37                             Termination of Service       6
          1.38                                 Total Compensation       6
          1.39                                              Trust       6
          1.40                                    Trust Agreement       6



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ARTICLE I      DEFINITIONS (Cont'd.)
          1.41                                            Trustee       6
          1.42                                  Voluntary Account       6
          1.43                                       To be Vested       6
          1.44                            Voluntary Contributions       6

ARTICLE II          PARTICIPATION BY EMPLOYEES
          2.01                                      Participation       7
          2.02                  Cessation of Active Participation       7
          2.03                  Re-Employment and Requalification       7
          2.04                             Rights of Participants       7

ARTICLE III    EMPLOYEE VOLUNTARY CONTRIBUTIONS
          3.01                                        Eligibility       8
          3.02                            Voluntary Contributions       8

ARTICLE IV          CASH OR DEFERRED
                 ARRANGEMENT
          4.01                                        Eligibility       8
          4.02                                 401K Contributions       8

ARTICLE V      WITHDRAWALS AND LOANS
          5.01                                        Withdrawals       9
          5.02       Hardship and Specific Restricted Withdrawals       9
          5.03                   Suspension of 401K and Voluntary
                                            Contributions in Case
                                           of Hardship Withdrawal      10
          5.04                    Order and Source of Withdrawals      10
          5.05                                              Loans      11

ARTICLE VI     TRUST AND INVESTMENTS
          6.01                             Establishment of Trust      12
          6.02                         Contributions and Benefits      12
          6.03                    Exclusive Benefit and Reversion      12
          6.04               Establishment and Selection of Funds      12
          6.05  Special Provisions Regarding Company Common Stock      12

ARTICLE VII    PARTICIPANT ACCOUNTS AND VALUATION
          7.01                               Participant Accounts      15
          7.02                                          Valuation      15



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ARTICLE VIII   BENEFITS PAYABLE TO PARTICIPANTS AND
                 BENEFICIARIES
          8.01                Benefits to Participants in General      15
          8.02                      Benefits to Participants with
                                    Accounts Not Exceeding $3,500      15
          8.03 Benefits to Participants with Accounts Exceeding $3,500 15
          8.04           Special Rules for Purchases of Annuities      16
          8.05   Death Benefits and Identification of Beneficiary      16
          8.06          Timing and Form of Death Benefit Payments      17

ARTICLE IX     MISCELLANEOUS BENEFIT PAYMENT RULES
          9.01                  Minimum Distribution Requirements      18
          9.02                     Limit on Delay in Distribution      20
          9.03                                  Medium of Payment      20
          9.04                            Termination of Interest      20
          9.05                                  Adequate Delivery      20
          9.06                    Direct Transfer of Distribution      20
          9.07 Alternate Payees - Limitations and Mandatory Payout     20

ARTICLE X                LIMITATIONS ON
                    CONTRIBUTIONS
                 AND ALLOCATIONS
          10.01                                       Introduction     21
          10.02                   Limitation on Elective Deferrals     21
          10.03                                 Limitation on 401K
                                           Contributions for Highly
                                           Compensated Participants    22
          10.04                             Limitation on Voluntary
                                           Contributions for Highly
                                           Compensated Participants    24
          10.05                 Multiple Use Test and Restructuring    26
          10.06                           Limitation on Allocations    27
          10.07                                       Limitation on
                                    Compensation Taken into Account    28
          10.08                                Definition of Highly
                         Compensated Participant and Family Member.    28

ARTICLE XI          ADMINISTRATION
          11.01                                  Plan Administrator    29
          11.02                    Duties of the Plan Administrator    29
          11.03                 Decisions of the Plan Administrator    30
          11.04                                        Fund Manager    30


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          11.05                          Duties of the Fund Manager    30
          11.06                       Decisions of the Fund Manager    31
          11.07                         Instructions to the Trustee    31
          11.08                                        Plan Manager    31
          11.09                          Duties of the Plan Manager    31


ARTICLE XI          ADMINISTRATION (Cont'd.)
          11.10                       Decisions of the Plan Manager    31
          11.11                                 Member Terminations    32
          11.12                          No Compensation for Duties    32
          11.13                             Delegation of Authority    32

ARTICLE XII         APPEAL PROCEDURE
          12.01                                        Claim Denial
          32
          12.02                Right to have Review of Claim Denial    32
          12.03                              Review of Claim Denial    32

ARTICLE XIII        AMENDMENT AND TERMINATION
          13.01                                     Plan Amendments    33
          13.02                                    Plan Termination    33
          13.03                             Merger of the Plan         33
          13.04                          Upon Merger, Consolidation,
                           Reorganization, Etc. of the Company         33
          13.05                               Effect of Termination    34

ARTICLE XIV    MISCELLANEOUS PROVISIONS
          14.01          Unenforceability of a Particular Provision    34
          14.02                                        Incompetency    34
          14.03                          Non-Alienation of Benefits    35
          14.04                                Limitation of Rights    35
          14.05                              Rollover Contributions    35
          14.06                                     Indemnification    35
          14.07        Special Rules Regarding Affiliated Companies    36
          14.08                                    Military Service    36
          14.09                                       Governing Law    36
          14.10                      Effective Date for Restatement    36
          14.11                                   Headings/Gender      37
          14.12                                            Taxation    37

ARTICLE XV          TOP-HEAVY PROVISIONS
          15.01                                    Scope of Article    37
          15.02                                         Definitions    37
          15.03                                    Top-Heavy Status    40
          15.04                                Minimum Contribution    40
          15.05                   Ajustment to Combined Limitation     40
          15.06                    Termination of Top-Heavy Status     40
                                                        ADDENDUM A     42
                                                        ADDENDUM B     43

                   AMENDMENT AND RESTATEMENT

                             OF THE

            POLAROID PROFIT SHARING RETIREMENT PLAN


     The purpose of the Polaroid Profit Sharing Retirement Plan is to enable the Participants to defer income taxes and save for retirement.

     It is intended that this restated Plan, together with the restated Trust Agreement(s), as amended, shall meet all the applicable conditions for qualification under Section 401(a) of the Internal Revenue Code of 1986, as amended, and applicable requirements of the Employee Retirement Income Security Act of 1974, as amended, and the Plan shall be interpreted and applied accordingly.


                           ARTICLE I
                          DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

1.01 Accounts shall mean the bookkeeping accounts maintained to reflect a Participant's interest in the Plan. A Participant may have one or more of the following Accounts: a Company Stock Account, a 401K Account, a Pre-1972 Company Account, a Post-1971 Company Account, a Rollover Account, and a Voluntary Account.

1.02 Alternate Payee shall mean any spouse, former spouse, child, or other dependent of a Participant who is entitled to receive benefits under this Plan by a qualified domestic relations order as defined in Section 414(p) of the Code.

1.03 Annuity Starting Date shall mean the first day of the first period for which a benefit under the Plan is payable in the form of an annuity, or, in the case of a benefit not payable as an annuity, the first day on which all events have occurred that entitle the Participant to such benefit.

1.04 Beneficiary shall mean the Participant's Beneficiary as determined under Section 8.05.

1.05 Board of Directors shall mean the Board of Directors of the Company.

1.06 Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

1.07 Company shall mean Polaroid Corporation, a Delaware corporation.

1.08 Company Common Stock shall mean the common stock of the Company.





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1.09 Company Common Stock Fund shall have the meaning provided in
     Section 6.05.

1.10 Company Stock Account shall mean the bookkeeping account maintained to reflect a Participant's interest in the Company Common Stock Fund.

1.11 Compensation shall mean gross pay used for the purposes of applying the limitations in Code Section 415 and shall include wages, salaries, fees for professional services and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums and bonuses). Compensation shall exclude:

          a) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed;

          b) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are deductible by the Employee under Code
          Section 219(a); and,

          c) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

1.12 Effective Date shall mean January 1, 1996.

1.13 Employee shall mean any common law employee of an Employer.

1.14 Employer shall mean the Company.

1.15 Employment Commencement Date shall mean the date on which an individual first completes an Hour of Service.

1.16 Estate shall mean:

          a)   the formal Estate of a decedent; or,



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          b)   such person(s) or entity, including any trust,
          trustee, guardian, or other legal representative of the decedent, as was designated by the decedent. If no such designation is made by the decedent, the Plan Administrator shall designate who shall receive any benefit provided hereunder to be paid to the decedent's Estate (for example, where the formal Estate has been closed or where the Plan Manager has not received notice of the appointment of a legal representative within sixty (60) days after the death of the decedent).

1.17 401K Account shall mean the bookkeeping account maintained to reflect the 401K Contributions made on behalf of a Participant, and the investment experience, expenses, and distributions pertaining thereto.

1.18 401K Contributions shall mean the amounts contributed by the Employer to the Trust, in accordance with and as provided in
     Section 4.02.

1.19 Fund Manager shall mean the individual(s) so designated, as provided in Article XI.

1.20 Funds shall mean the investment funds established under the Trust, as provided under Article VI.

1.21 Highly Compensated Participant shall have the meaning provided in Section 10.08.

1.22 Hour of Service shall mean:

               a)   1)   Each hour for which an Employee is
               directly or indirectly paid or entitled to payment for the performance of duties.
                    2)   Each hour for which an Employee is
               directly or indirectly paid, or entitled to be paid, on account of a period of time during which no duties are performed, such as vacation, holiday, illness (including short-term disability but not in excess of twelve months), jury duty, or other similar reason as specified in Department of Labor Regulation 2530.200b-2 and 2530.200b-3.
                    3)   Each hour for which back pay,
               irrespective of mitigation of damages, is either awarded or agreed to by the Employer, subject to the limitations of subsection (a)(2), if applicable.

          b) For purposes of subsections (a)(2) and (a)(3) above, the calculation of Hours of Service shall be based on such Employee's normally scheduled work hours, but in no event shall such Hours of Service exceed 40 hours per week.

          c) Hours of Service shall be credited to the Employee for the Plan Year(s) in which such duties are performed or would have been performed. Any Hours of Service credited pursuant to any back pay shall be credited to the Employee for the Plan Year(s) to which such payment pertains rather than the Plan Year in which the payment is made.




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



          d) In no event shall an Employee be credited with duplicate Hours of Service for the same hours as provided above.

          e) For purposes of calculating Hours of Service, a Leased Employee who subsequently becomes an Employee shall be credited with Hours of Service for the period while he was a Leased Employee to the extent required under Section 414(n) of the Code; provided that in no event shall there be credited Hours of Service that were earned as a Leased Employee before January 1, 1984, or prior to any Plan Year in which such Employee completed less than 501 Hours of Service.

          f) Hours of service with a Subsidiary shall be treated as Hours of Service with the Employer.

1.23 Leased Employee shall mean any person who is not a common law employee of the Employer and who provides services to the Employer if: (a) such services are provided pursuant to an agreement between the Employer and any other person; (b) such Leased Employee has performed such services for the Employer on a substantially full-time basis for a period of at least one year; and (c) such services are of a type historically performed by employees in the business field of the Employer.

1.24 Long-term Disability shall mean a physical or mental condition arising after an Employee has become a Participant which totally prevents, and for an indefinite period of time continues to prevent, the Participant from engaging for remuneration or profit in any occupation or employment other than for the purpose of rehabilitation which is not incompatible with a finding of total disability.

          a) The determination as to whether a Participant is so disabled shall be made by the Plan Administrator upon: (1) medical evidence of a licensed physician designated by the Plan Administrator; or, (2) evidence of the Participant's eligibility for disability benefits under any long-term disability plan sponsored by the Employer but administered by an independent third party.

          b) A Participant's Long-term Disability shall commence at the end of the twelve (12) month period during which the Participant by reason of such disability has been unable to work for the Employer or Subsidiary employing him and shall end on the earliest of: (1) the date of his death; (2) the date he terminates from the Employer or Subsidiary; (3) the date on which he ceases to be entitled to payments under the Employer's long-term disability program; or,
          (4) when the Participant is no longer disabled, as determined by the Plan Administrator.


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1.25 Participant shall mean either (a) an Employee qualified to participate in the Plan in accordance with Article II hereof (an "Active Participant"), or (b) an individual who was formerly an Active Participant and who continues to have an interest in the Plan after ceasing to be an Employee.

1.26 Plan shall mean this Polaroid Profit Sharing Retirement
     Plan, as in effect from time to time.

1.27 Plan Administrator shall mean the individual(s) so designated, as provided in Article XI hereof.

1.28 Plan Manager shall mean the individual(s) so designated, as provided in Article XI hereof.

1.29 Plan Year shall mean the calendar year.

1.30 Post-1971 Company Account shall mean the bookkeeping account maintained to reflect the Company contributions made to the Plan on behalf of the Participant for periods after 1971, and the investment experience, expenses, and distributions pertaining thereto.

1.31 Pre-1972 Company Account shall mean the bookkeeping account maintained to reflect the Company contributions made to the Plan on behalf of the Participant for periods before 1972, and the investment experience, expenses, and distributions pertaining thereto.

1.32 Retirement shall mean a Participant's termination of employment with the Employer (i) on or after his sixty-fifth
     (65th) birthday; or (ii) on or after his fifty-fifth (55th) birthday, if the Participant's age plus years of service equal at least the number sixty-five (65).

1.33 Rollover Account shall mean the bookkeeping account maintained to reflect the Rollover Contributions made to the Plan by the Participant, and the investment experience, expenses, and distributions pertaining thereto.

1.34 Rollover Contributions shall mean the amounts transferred to the Trust pursuant to Section 14.05.

1.35 Spouse shall mean the person to whom such Participant is legally married, and with respect to a deceased Participant, the person to whom the Participant was legally married on the date of his death. Notwithstanding the foregoing, if such Participant's death was due to illness, such Spouse must have been legally married to such Participant for not less than six (6) months immediately preceding such death unless applicable law prohibits such restriction.

1.36 Subsidiary shall mean any corporation of which more than fifty percent (50%) of the outstanding shares of voting stock are beneficially owned directly or indirectly by the Company.


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1.37 Termination of Service shall mean:

          a)   Retirement on or after his fifty-fifth birthday.

          b)   Commencement of Long-term Disability.

          c) Termination of employment by the Employer or a Subsidiary for any other reason except death provided, however, that:

                    1)   if a Participating Employee receives a
               leave of absence from the Employer or a
               Subsidiary, his employment will terminate only upon his failure to return to the employ of an Employer or a Subsidiary when his leave of absence ends; or,
                    2)   if an Employee is laid off for a period
               not to exceed twelve (12) months, his employment will terminate only upon his failure to return to the Employer or a Subsidiary when notified to return to work.

               Transfer of employment from a Subsidiary to the Employer and vice-versa shall not result in a Termination of Service.

1.38 Total Compensation shall mean compensation subject to federal income tax withholding, plus any amounts which are not currently includable in gross income of an Employee by reason of the application of Sections 125, 402(e)(3), or 402(h)(1)(B) of the Code.

1.39 Trust shall mean all the assets held in trust from time to time in accordance with the Plan, including any amounts held by an insurance company.

1.40 Trust Agreement shall mean the agreement(s) entered into between the Company and the Trustee(s) to hold the assets of the Trust for the purposes of the Plan, as such agreement(s) may be amended from time to time.

1.41 Trustee shall mean the Trustee or Trustees named in the Trust Agreement(s), or the successor or successors of such Trustee or Trustees.

1.42 Voluntary Account shall mean the bookkeeping account maintained to reflect the Voluntary Contributions made by a Participant and the investment experience, expenses, and distributions pertaining thereto.

1.43 To be Vested shall mean to have a right to a benefit that is not subject to forfeiture.

1.44 Voluntary Contributions shall mean the amounts transferred to the Trust pursuant to Section 3.02.



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






                           ARTICLE II
                   PARTICIPATION BY EMPLOYEES

2.01 Participation. Any Employee who immediately before the Effective Date was qualified to participate in the Plan shall continue to qualify on the Effective Date. Any other Employee shall be qualified to participate in the Plan on the earliest of:

          a)   the date he becomes a regular full-time Employee;

          b)   the date he becomes a non-temporary part-time
          Employee with a regular work schedule of at least twenty (20) Hours of Service per week; and

          c) the first day of the calendar quarter following his completion of

                    1) the twelve (12) consecutive month period beginning on his Employment Commencement Date, provided that he is credited with at least 1000 Hours of Service during that period, or
                    2)   the first Plan Year ending after the
               first anniversary of his Employment Commencement Date in which he is credited with at least 1000 Hours of Service;

               provided, in either case, that he is an Employee on the first day of such calendar quarter.

2.02 Cessation of Active Participation. A Participant shall cease to qualify for active participation in the Plan when the Participant is no longer an Employee.

2.03 Re-Employment and Requalification. An individual who has satisfied the requirements of Section 2.01 but who subsequently has ceased to qualify for active participation shall qualify as an Active Participant in the Plan once again on the first date on which he subsequently performs an Hour of Service as an Employee.

2.04 Rights of Participants. All Participants shall be bound by the terms of the Plan, including all amendments made in the manner authorized in Article XIII. Participants shall have all of the rights and privileges afforded by the Plan, including those granted specifically by ERISA.




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








                          ARTICLE III
                EMPLOYEE VOLUNTARY CONTRIBUTIONS

3.01 Eligibility.  An Active Participant may elect to make
     Voluntary Contributions in accordance with the provisions of this Article, subject to the uniform administrative rules established (and consistently applied) by the Plan
     Administrator.

3.02 Voluntary Contributions.

          a)   An Active Participant may elect to make Voluntary
          Contributions only by payroll deduction, under uniform administrative rules as adopted by the Plan
          Administrator and consistently applied.

          b) Voluntary Contributions may be made from the Participant's Total Compensation.

          c) An Active Participant may elect to change his rate of Voluntary Contributions as of the beginning of any pay period, or to discontinue his payroll deductions at any time, by complying with the uniform administrative rules established (and consistently applied) by the Plan Administrator.

          d) Voluntary Contributions shall be credited to the Participant's Voluntary Account. A Participant shall be fully Vested in his Voluntary Account.


                           ARTICLE IV
                  CASH OR DEFERRED ARRANGEMENT

4.01 Eligibility.  An Active Participant may elect to make 401K
     Contributions in accordance with the provisions of this Article and the uniform administrative rules adopted (and consistently applied) by the Plan Administrator.

4.02 401K Contributions.

          a) An Active Participant may elect to make 401K Contributions only by payroll deduction, under uniform administrative rules as adopted by the Plan Administrator. In electing to make a 401K Contribution, the Active Participant shall agree to have a portion of the Total Compensation that would otherwise be paid directly to him transferred instead to the Trust on his behalf. The Active Participant's election to contribute a portion of Total Compensation as a 401K Contribution must be made prior to the date that the amount contributed as the 401K Contribution would otherwise be currently available to the Participant.


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



          b) A Participant's Section 401K Contributions may be made from the Participant's Total Compensation.

          c) An Active Participant may elect to change his rate of 401K Contributions as of the beginning of any pay period, or to discontinue his payroll deductions at any time, by complying with the uniform administrative rules established (and consistently applied) by the Plan Administrator.

          d) 401K Contributions shall be credited to the Participant's 401K Account. A Participant shall be fully Vested in his 401K Account.



                           ARTICLE V
                     WITHDRAWALS AND LOANS

5.01 Withdrawals. Subject to the provisions of this Article, an Active Participant may elect to withdraw:

          a) All or any part of his Voluntary Account at any time.

          b)   All or part of his 401K Account or Company Stock
          Account, Post-1971 Company Account, or Rollover Account at any time after he attains age 59-1/2.

          c) All or part of his 401K Account (excluding any net earnings credited for Plan Years ending after December
          31, 1988) in the case of Hardship.

          d)   In the case of a Specific Restricted Withdrawal,
          (i) all or any part of his Rollover Account, and (ii) all or any part of that portion of his Company Stock Account or Post-1971 Company Account which have been held by the Plan for at least two years.

5.02 Hardship and Specific Restricted Withdrawals. Subject to the provisions of this Article, an Active Participant may make a Hardship or Specific Restricted Withdrawal no more than two (2) times per year, upon a determination by the Plan Administrator (or by an independent third party designated by the Plan Administrator):

          a) that the Participant has a bona fide immediate and heavy financial need;

          b) that the Participant has already withdrawn, or is simultaneously withdrawing, his entire interest in his Voluntary Account; and


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



          c) that other assets readily available to the Participant are insufficient to meet the bona fide immediate and heavy financial need.

     The amount which may be withdrawn by means of a Hardship or Specific Restricted Withdrawal shall not exceed the amount which is required to meet such immediate and heavy financial need (plus income taxes resulting from the withdrawal) and which is not reasonably available from other resources of the Participant.

          With regard to a Hardship Withdrawal of a Participant's interest in his 401K Account, the existence of a "bona fide immediate and heavy financial need" shall be determined by the Plan Administrator under standards which comply with the safe harbor provisions of the Treasury regulation under
     Section 401(k) of the Code, as set forth in an Addendum to this Plan. With regard to a Specific Restricted Withdrawal of a Participant's interest in his Company Stock Account, Post-1971 Company Account, and Rollover Account, the existence of a "bona fide immediate and heavy financial need" shall be determined under standards established from time to time by the Plan Administrator, in its sole discretion, and set forth in an Addendum to this Plan.

5.03 Suspension of 401K and Voluntary Contributions in Case of Hardship Withdrawal. If a Participant makes a Hardship Withdrawal from his 401K Account, he shall be ineligible for twelve (12) months thereafter to make any further 401K Contributions or Voluntary Contributions. The Participant's 401K Contributions for the calendar year in which the suspension ends shall not exceed the limit set forth in
     Section 402(g) of the Code for such calendar year, reduced by the 401K Contributions made by the Participant in the calendar year in which the withdrawal occurred.

5.04 Order and Source of Withdrawals.  Withdrawals from a
     Participant's Accounts must be made in accordance with the following rules.

          a)   Only Active Participants may make withdrawals.

          b) The Participant's entire interest in his Voluntary Account must be withdrawn before he may withdraw any part of his 401K Account, Company Stock Account, Pre-1972 Company Account, Post-1971 Company Account, or Rollover Account.

          c) A Participant must withdraw his entire interest in his Company Stock Account, Post-1971 Company Account, and Rollover Account before he may make a Hardship
          Withdrawal from any part of his 401K Account.

          d) The Plan Administrator may establish such reasonable rules as it deems appropriate to govern requests for, and administration of, withdrawals, and the order and source of withdrawals (to the extent not otherwise provided herein).

5.05 Loans. Upon application of an Active Participant (or any other Participant or Beneficiary who is a party in interest, as defined in Section 3(14) of ERISA, or a disqualified person, as defined in Section 4975(e) of the Code), the Plan may lend to the Participant such amounts as the Plan Manager may determine, subject to the provisions of this Section.

          a) The aggregate amount of all outstanding loans to the Participant from this Plan and from any other qualified plan maintained by the Employer including accrued interest thereon, shall not exceed the lesser of (i) $50,000, reduced by any loan repayment made during the one (1) year period ending on the day before the date such loan is made and (ii) fifty percent (50%) of such Participant's Vested account balances determined at the time the loan is made.
               Loans shall be made available on a reasonably equivalent basis in accordance with uniform and nondiscriminatory standards and policies, which shall be consistently applied to each application for a loan pursuant to this Section.

          b) Each such loan shall be made at a reasonable interest rate, shall be amortized in substantially level payments made not less than quarterly over the term of the loan. Each loan shall be evidenced by the promissory note of the Participant and shall be adequately secured. In the event of default, foreclosure on the note and attachment of security may be made by the Trustee. Each such loan shall be repaid within five (5) years, unless such loan is used to acquire a dwelling unit which is to be used as the principal residence of the Participant, in which case such loan shall be repaid within fifteen (15) years.

          c) Each loan made hereunder shall be deemed to be a separate investment of the borrowing Participant and shall be credited to a separate loan account for the benefit of the borrowing Participant. All payments of interest and principal shall be through payroll deduction and shall be credited to such Participant's loan account, and such account shall be adjusted for any applicable administrative expenses. In connection with the loan, the borrowing Participant's investments in the Funds shall be reduced.

          d) If all or any part of the amount standing to the Accounts of a Participant shall become distributable to such Participant or his Beneficiary pursuant to Article VIII while a loan to such Participant under this
          Section is outstanding, the amount of such distribution shall be applied in payment of any outstanding loan principal, whether or not then due, and any interest theretofore accrued, before distributing the balance, if any, to the Participant or his Beneficiary.

          e) The Plan Manager may establish such reasonable rules and procedures as it deems appropriate with respect to applications for, the administration of, the repayment of, and the terms of, loans (and such rules and procedures shall be considered a part of the Plan, to the extent required for compliance with Department of Labor regulation under Section 408(b)(1) of ERISA).

                           ARTICLE VI
                     TRUST AND INVESTMENTS

6.01 Establishment of Trust. The assets in Profit Sharing Retirement Plan shall be held in trust by one or more Trustees appointed by the Company under one or more Trust Agreements entered into by the Company. The Company may from time to time appoint additional Trustees, remove and discharge any of the Trustees, enter into additional Trust Agreements, revise or terminate any of the Trust Agreements, direct the transfer of all or any part of the assets in Profit Sharing Retirement Plan from one trust or Trustee to another and enter into, revise and terminate annuity or insurance contracts. Each Trust Agreement and annuity or insurance contract shall be deemed to form a part of the Plan, and any and all rights or benefits which may accrue under the Plan shall be subject to each said agreement or contract.

6.02 Contributions and Benefits. All contributions under the Plan made by an Employer shall be made into the Trust and all benefit payments under the Plan shall be made from the Trust.

6.03 Exclusive Benefit and Reversion. The assets of the Plan shall be held for the exclusive benefit of Participants and Beneficiaries and for the exclusive purpose of providing benefits under the terms of the Plan and paying the reasonable administrative expenses of the Plan. The Employer shall have no right, title, or interest in the contributions made by it under the Plan and no part of the Trust shall revert to the Employer, except that (a) any contribution made by mistake of fact may be returned to an Employer within one year of the date of the contribution, and (b) as all 401K and other contributions by the Employer to the Plan are conditioned on their deductibility under
     Section 404 of the Code, to the extent that any such deduction is disallowed, such contribution may be returned to the Employer within one year of the disallowance.

6.04 Establishment and Selection of Funds. The Fund Manager shall establish a number of Funds as investment alternatives under the Trust. Except as provided in Section 6.05 or the Trust Agreement, and subject to such reasonable procedures as may be established by the Plan Administrator or Fund Manager, each Participant (and following his death, his Beneficiary) shall have the authority to allocate the amounts credited to the Participant's Accounts among the Funds that are made available under the Trust.

6.05 Special Provisions Regarding Company Common Stock. Prior to 1988, the Employer made contributions to the Plan that, in accordance with the provisions of the Plan then in effect, were allocated to the Company Stock Accounts. In addition, Company Common Stock that was rolled over to this Plan by certain Participants upon the termination of the Polaroid Employee Stock Ownership Plan was credited to the Company Stock Accounts of such Participants.

          a) Subject to the provisions of this Section, amounts standing to the credit of the Company Stock Accounts shall be invested solely in the Company Common Stock Fund, which shall be a Fund under the Trust that is primarily invested in Company Common Stock, as provided herein.

          b) All net income of the Company Common Stock Fund shall be used by the Trustee to acquire Company Common Stock not later than thirty (30) days after the date of receipt of such income by the Trustee; provided, however, that the Trustee may retain in cash (i) an amount equal to but not in excess of the cash reasonably anticipated to be required to make distribution to Participants entitled to receive an immediate distribution of their Company Stock Accounts and/or to invest pursuant to elections made in accordance with subsection (d) or (f) of this Section, and (ii) an amount to be paid as administrative expenses in accordance with the Trust Agreement. Company Common Stock may comprise more than 10% of the assets of the Trust. The Trustee may purchase Company Common Stock on the open market, or from any source other than from the Company and such Company Common Stock shall be outstanding shares. All such purchases must be made at fair market value. Pending ultimate investment in Company Common Stock, the Trustee may temporarily retain uninvested cash or may invest all or any part thereof in short-term investments if such action is prudent under all the facts and circumstances prevailing.

          c) Each Participant may direct the Trustee as to the manner in which any Company Common Stock allocated to his Company Stock Account is to be voted. Before each Annual or Special Meeting of Shareholders of the Company, there shall be sent to each Participant who has Company Common Stock credited to his Company Stock Account a copy of the proxy solicitation material for the Meeting, together with a form requesting instructions to the Trustee on how to vote the Company Common Stock allocated to such Participant's Company Stock Account. Upon receipt of such instructions, the Trustee shall vote such shares in accordance with such instructions. The Trustee shall vote (A) shares of Company Common Stock in each Participant's Company Stock Account for which the Trustee received no valid voting instructions; and (B) shares of Company Common Stock which it holds that have not yet been allocated to Participant Accounts, in the same manner and in the same proportion as the shares of Company Common Stock in the Participants" Company Stock Accounts, with respect to which the Trustee received valid voting instructions, are voted.

          d) Each Participant shall have the right to direct the Trustee as to how to respond to a tender or exchange offer made with respect to Company Common Stock allocated to the Participant's Company Stock Account. If a Participant fails to deliver timely written instructions to the Trustee with respect to such Company Common Stock, the Trustee shall be prohibited from tendering or selling such stock. Each Participant shall have the right prior to the withdrawal date to direct the Trustee to withdraw any Company Common Stock previously tendered for sale. In the event of a tender or exchange offer made with respect to Company Common Stock which is not allocated to Accounts of Participants, the Trustee shall tender or exchange such shares on the same basis and in the same proportion as the shares it has tendered or exchanged pursuant to directions it has received from such Participants with respect to Company Common Stock allocated to their Accounts.

           e) In the event of a tender of exchange offer for shares of Company Common Stock held by the Trustee in the Trust Fund, neither the Company nor the Plan Administrator shall interfere in any manner nor in any way attempt to influence any Participant's decision regarding the tender or exchange of such shares except to the extent of communications directed generally to the owners of the shares subject to the tender or exchange offer. The Company and the Plan Administrator shall timely communicate to all Participants the provisions of the Plan relating to the tender of exchange of such shares and shall timely distribute to all such Participants all communications directed generally to the owners of the shares subject to the tender or exchange offer.

          f) Any Participant who has attained at least the age of fifty-five (55), or who has had a Termination of Service, regardless of age, and any Beneficiary, may elect, irrevocably, effective as of the first day of January and/or the first day of July in any Plan Year (and/or as of any additional date or dates each Plan Year as the Plan Administrator may determine from time to time), to have the entire amount then standing to his credit in the Company Stock Account transferred to his Post-1971 Company Account and invested in the Funds made available for investment in accordance with
          Section 6.04.

6.06 Payment of Administrative Expenses. All reasonable costs, charges, and expenses incurred in connection with the administration of the Trust and the Funds, including, without limitation, compensation and fees to any Trustee, insurance company, investment advisor or manager, recordkeeper, or legal counsel, shall be paid from the Trust unless paid or advanced by the Employer in its sole discretion. Such costs, charges, and expenses may be allocated among the Funds, the Trusts, and the Accounts of Participants (and Beneficiaries) on a reasonable basis.

                          ARTICLE VII
               PARTICIPANT ACCOUNTS AND VALUATION

7.01 Participant Accounts. The Plan shall maintain adequate records of each Participant's Accounts under the Plan. The Plan Administrator may also establish such other accounts and sub-accounts as it deems appropriate in connection with the administration of the Plan and Trust. Notwithstanding such separate accounting, Trust assets may be commingled for purposes of investment.

7.02 Valuation. At the close of each calendar quarter, and on such other dates as the Plan Administrator may designate, the Trustee shall determine the total net worth of the Trust and of each Fund, based on the fair market value of their respective assets as of such day. If the total net worth of any Fund as so determined differs from the aggregate amount standing to the credit of all Accounts having an interest in such Fund, the surplus or deficiency shall be allocated to such Accounts in proportion to their interests in the Fund. For purposes of making any benefit payment or withdrawal, the value of a Participant's Accounts shall be the last value determined prior to payment.


                          ARTICLE VIII
       BENEFITS PAYABLE TO PARTICIPANTS AND BENEFICIARIES

8.01 Benefits to Participants in General.  Upon a Participant's
     Termination of Service, he shall be entitled to receive the amounts standing to the credit of his Accounts.

8.02 Benefits to Participants with Accounts Not Exceeding $3,500. If at the time of a Participant's Termination from Service, the value of the Participant's Accounts does not exceed $3,500, the amounts standing to the credit of his Accounts shall be distributed to him as a single lump sum payment within a reasonable period of time after his Termination from Service.

8.03 Benefits to Participants with Accounts Exceeding $3,500. If at the time of a Participant's Termination from Service, the value of the Participant's Accounts exceeds $3,500, the Participant shall be entitled to receive distribution of his Accounts as follows:

          a)   Timing.  Subject to Section 9.01, such
          Participant's benefits will be paid, or will begin to be paid following his election to receive benefits; provided that benefits may not commence prior to the Participant's attainment of age sixty-five (65) unless he has consented to such distribution in writing during the ninety (90) day period ending on his Annuity Starting Date.

          b) Form. Such Participant's benefits will be paid in ten (10) annual installments, unless the Participant elects one of the available forms of benefit payment in accordance with such reasonable rules as may be established by the Plan Administrator. All such Participants shall have available to them the following payment forms:

                    (i)  single lump sum payment;
                    (ii) partial lump sum payment(s) of at least
               $1,000;
                    (iii)     substantially non-increasing
               payments in annual, semiannual, quarterly, or monthly installments over a period designated by the Participant (not exceeding the joint life expectancy of the Participant and his designated Beneficiary, as recalculated each year).

               In addition, the following payment forms shall be available to any Participant who has a Termination of Service due to Retirement or commencement of Long-term
          Disability on or after age fifty-five (55):

                    (iv) purchase from an insurance company of an
               annuity contract that provides payments to such Participant (subject to the applicable conditions of Section 8.04); and,
                    (v)  if a Participant is entitled to receive
               a pension under the Polaroid Pension Plan, transfer of the value of his Accounts under this Plan to the Pension Plan for the purpose of providing additional retirement benefits thereunder, in accordance with the applicable annuity option under the Pension Plan.
8.04 Special Rules for Purchases of Annuities. If a Participant elects to have distribution of his benefits made by purchase of a life annuity, such annuity must be a Qualified Joint and Survivor Annuity, unless during the ninety (90) day period ending on the Annuity Starting Date the Participant's Spouse has consented in writing to distribution in a different form of life annuity in a writing that is witnessed by a Plan representative or notary public; provided that such spousal consent shall not be required if it cannot be obtained because there is no Spouse or the Spouse cannot be located (or because of other reasons provided in the applicable Treasury regulation). In any case on which a Participant elects a life annuity, the Plan Administrator shall provide such information to the Participant and Spouse as is required by Section 401(a)(11) or 417 of the Code and the regulations thereunder. A "Qualified Joint and Survivor Annuity" is an annuity providing periodic payments for the life of the Participant, and providing payments after the Participant's death to the Participant's surviving Spouse (if any), for life, each in an amount equal to at least fifty percent (50%) of the amount of the periodic payment made during the life of the Participant. This Section shall apply only to Participants who have one or more Hours of Service after August 22, 1984.

8.05 Death Benefits and Identification of Beneficiary. Upon a Participant's death, his Beneficiary shall be entitled to receive the amounts standing to the credit of his Accounts. For purposes of the Plan, a Participant's Beneficiary shall be determined as follows.

          a) The Beneficiary shall be the Participant's surviving Spouse, unless the Participant has designated a different Beneficiary and either:

                    (i)  the Participant's Spouse has consented
               to such designation in a writing witnessed by a Plan representative or notary public; or,
                    (ii) such consent by the Spouse is not
               required by law (because the Spouse cannot be located or there is no Spouse, or because of other reasons specified in Treasury regulations).

          b)   If the Spouse is not required to be the
          Beneficiary, then the Beneficiary shall be the individual or entity designated by a Participant on an appropriate form submitted to and received by the Plan Administrator. The Participant may change his Beneficiary by submitting a revised designation, subject to spousal consent requirements described above and the other applicable requirements of this Plan.

          c) In the absence of a named Beneficiary living on the date as of which a payment is to be made hereunder, the following shall be such Participant's Beneficiary:

                    (i)  if payments to a Beneficiary have
               commenced, the Beneficiary shall be the Estate of the recipient of the last preceding payment;

                    (ii) if the named Beneficiary survives for a
               substantial period of at least thirty (30) days after the death of the Participant, but dies prior to the commencement of benefits, the Beneficiary shall be the Estate of the named Beneficiary; or
                    (iii)     if neither clause (i) nor clause
               (ii) applies, the Beneficiary shall be the Estate of the Participant.

          d) Notwithstanding anything to the contrary in this Section, no change in the designation of any person or persons as an insured life under an annuity under the Plan may be made after entitlement under such annuity has commenced or after a contract has been entered into with an insurance company respecting such annuity unless a change is permitted under the terms of the annuity contract.

8.06 Timing and Form of Death Benefit Payments. Death benefits shall be paid as follows.

          a) Beneficiary is Estate. If the Beneficiary is an Estate, the death benefit shall be paid as a single lump sum as soon as administratively feasible after the benefit becomes payable.

          b) Beneficiary is Not An Estate. If the Beneficiary is not an Estate, the following rules shall apply.

                    (i)  Participant Dies Before Benefit
               Commencement. If the Participant's Accounts upon his death do not exceed $3,500, the death benefit shall be distributed as soon as administratively feasible thereafter in a single lump sum payment. If the Participant's Accounts exceed $3,500, his death benefit shall (subject to Section 9.01) be distributed in one of the following forms, as and when elected by the Beneficiary in accordance with such reasonable procedures as the Plan Administrator may establish:

                              (A)  a single lump sum payment;

                              (B)  in partial lump sum payments
                    of at least $1,000;

                              (C)  in substantially non-
                    increasing payments made in annual,
                    semiannual, quarterly, or monthly
                    installments over a period designated by the Beneficiary (not exceeding the life expectancy of the Beneficiary).

                         In addition, the following payment form
               shall be available to a Beneficiary of such a Participant who had a Termination of Service as a result of Retirement or the commencement of Long-term Disability after attainment of age fifty-five
               (55), or who died after attainment of age fifty-five (55) but prior to Termination of Service:

                              (D)  purchase from an insurance
                    company of an annuity contract that provides payments to the Beneficiary.

                    (ii) Participant Dies After Benefit
               Commencement. If the Participant dies after payment of benefits to the Participant has commenced in installments, and payments remain under the installment schedule that applied to the Participant prior to his death, payment to the Beneficiary shall continue under that installment schedule unless the Beneficiary elects to receive the amounts remaining to the credit of the Participant's Accounts in a single lump sum.


                           ARTICLE IX
              MISCELLANEOUS BENEFIT PAYMENT RULES

9.01 Minimum Distribution Requirements. Notwithstanding any other provision of the Plan to the contrary, the Plan shall comply with the requirements of Section 401(a)(9) of the Code (which are incorporated herein by reference).
     Accordingly, the following rules shall apply.

          a) A Participant's entire interest in the Plan must be distributed no later than the April 1 next following the close of the calendar year in which occurs the Participant's Required Beginning Date, or commence being distributed no later than such April 1, over a period not extending beyond the life (or life expectancy, as recalculated annually) of the Participant or the lives (or joint life expectancies, recalculated annually) of the Participant and a designated beneficiary. For this purpose,

                    (i)  the Required Beginning Date of any
               Participant who has ever been a five percent owner (as defined in Section 15.02(h)(iii) or any Participant who attains age 70-1/2 after December 31, 1987, is the date he attains age 70-1/2;
                    (ii) the Required Beginning Date of any other
               Participant is the later of the date he terminates employment with the Employer and the date he attains age 70-1/2.

          b)   The form of distribution payable to the
          Participant shall comply with the minimum distribution incidental benefit rule.

          c) If a Participant dies after payment of his benefits has begun, the remaining portion of his interest in the Plan shall be distributed at least as rapidly as under the method of distribution in effect on the date of his death.

          d) If a Participant dies before distribution of his benefits has begun, such distribution must:

                    (i)  be completed within five years of his
               death; or

                    (ii) begin to be distributed to his
               designated beneficiary within one year of his death over a period not extending beyond the life (or life expectancy, as recalculated annually) of his designated beneficiary; provided that, if the designated beneficiary is the Participant's spouse, distribution to the spouse need not begin prior to the date the Participant would have attained age 70-1/2.

          e) If distribution of a Participant's interest in the Plan is made by purchase of an annuity contract, such contract shall comply with the applicable requirements of this Section.

          f) The restrictions of this Section shall not apply if prior to January 1, 1984, the Participant has made an election consistent with Section 242 of the Tax
          Equity and Fiscal Responsibility Act of 1982.

9.02 Limit on Delay in Distribution. Payment of benefits under the Plan to a Participant must begin no later than the sixtieth (60th) day following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant's sixty-fifth (65th) birthday; (b) the Participant's termination of employment with the Employer; or (c) such later date as is specified by the Participant, in his election claiming benefits.

9.03 Medium of Payment. All distributions shall be made in cash (via U.S. currency by check, direct deposit or other similar means), except that distributions made from the Company Common Stock Fund shall be made in Company Common Stock unless the Participant has elected a distribution in cash, in accordance with such reasonable procedures as may be established by the Plan Administrator.

9.04 Termination of Interest. Notwithstanding anything contained in this Plan to the contrary, the interest of a Participant, his Beneficiary, and any person claiming an interest under either of them in the Trust or under the Plan shall terminate upon the purchase of an annuity contract, the transfer of the amount of the benefits attributable to such Participant, the full payment of such benefits in a single sum payment, or the completion of installment payments.

9.05 Adequate Delivery. The mailing of any payment under the Plan to a person at the address last known to the Plan Manager or the making of a direct deposit or transfer in accordance with instructions of the Participant or Beneficiary shall be adequate delivery of such payment to such person for all purposes hereunder.

9.06 Direct Transfer of Distribution. Notwithstanding anything contained in the Plan to the contrary, effective for distributions made after 1992 and in accordance with Section 401(a)(31) of the Code (and the regulations thereunder) and procedures established by the Plan Administrator a Participant, the surviving spouse of a Participant or an Alternate Payee who is a spouse or a former spouse of a Participant may elect to have all or any portion of an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) paid directly to an individual retirement account, individual retirement annuity, or a qualified trust.

9.07      Alternate Payees - Limitations and Mandatory Payout.

          a) The Alternate Payee shall have the rights and benefits of a Beneficiary in this Plan subject to the limitations and mandatory payout requirements.

          b) The only form of distribution available to an Alternate Payee is a mandatory payout, payable in a lump sum amount. This mandatory payout shall be made in cash and/or in the case of benefits shares of Company Common Stock, at the Alternate Payee's election. If there is no election, the payout shall be in cash. This mandatory payout shall be distributed approximately 90 days after the Alternate Payee receives a letter from the Plan Administrator notifying the Alternate Payee that the qualified domestic relations order has been approved and can be administered consistent with Section 414(p) of the Code and the Plan.

                           ARTICLE X
          LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

10.01 Introduction. The contributions and allocations under the Plan are subject to a number of limitations under the Code. The provisions of this Article X are included in the Plan solely to comply with the limitations of Sections 401(a)(30), 401(k), 401(m), 415, and 401(a)(17) of the Code
     and are not intended to impose any limitations not required by compliance with those Code provisions and the regulations thereunder. The provisions of this Article X shall be interpreted and applied in a manner consistent with this intent.

10.02     Limitation on Elective Deferrals.

          a) The 401K Contributions for any Participant for any calendar year, when added to the "elective deferrals" (within the meaning of Section 402(g) of the Code) of such Participant under all other plans of the Company shall not exceed $7,000 (or such greater dollar amount established under Section 402(g)(5) of the Code).

          b) If, during any calendar year, more than the maximum permissible dollar amount of elective deferrals under Section 402(g) of the Code is contributed on behalf of a Participant under this Plan and any other plan described in Sections 401(k), 408(k), or 403(b) of the Code, the following provisions shall apply.

                    (i)  No later than March 1 of the next
               succeeding calendar year, the Participant may, but is not required to, allocate all or part of such contributions in excess of such maximum permissible dollar amount ("Excess Elective Deferrals") to this Plan, by submitting a written statement to the Plan Administrator that Excess Elective Deferrals have been made on his behalf for the preceding calendar year and that he is allocating all or a stated portion of such Excess Elective Deferrals to this Plan. If a Participant has Excess Elective Deferrals calculated by taking into account only elective deferrals under this Plan and other plans of the Company, the Company may provide such written notice to the Plan Administrator on behalf of such Participant.

                    (ii) To the extent a Participant's Excess
               Elective Deferrals are allocated in a timely manner to this Plan pursuant to (i) above, the Plan Administrator shall, as soon as practicable thereafter, direct the Trustee to return such Excess Elective Deferrals, as adjusted for income or losses allocable thereto in accordance with regulations promulgated under Section 402(g) of the Code, to the Company for distribution to the Participant no later than the April 15 next following the calendar year of such allocation.

10.03     Limitation on 401K Contributions for Highly Compensated
     Participants.

          a) At any time during the Plan Year, the Company may suspend or reduce the amount of 401K Contributions with respect to any Participant if the Committee determines that such suspension or reduction is necessary or appropriate for the satisfaction of the test in either
          (i) or (ii) below with respect to the 401K
          Contributions for such Plan Year:

                    (i)  under this test, the Actual Deferral
               Percentage for Highly Compensated Participants for the Plan Year shall not exceed the Actual Deferral Percentage for all other Participants for the Plan Year, multiplied by 1.25; or
                    (ii) the excess of the Actual Deferral
               Percentage for Highly Compensated Participants for the Plan Year over the Actual Deferral Percentage for all other Participants for the Plan Year is not more than two (2) percentage points, and the Actual Deferral Percentage for the Highly Compensated Participants does not exceed the Actual Deferral Percentage for all other Participants multiplied by two (2).

                    For purposes of this subsection (a), the "Actual Deferral Percentage" for a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Active Participant in such group) of (1) the 401K Contributions actually paid over to the Trust on behalf of the Participant for such Plan Year to (2) the Participant's Total Compensation for the Plan Year. (With respect to any Active Participant, such ratio, separately calculated, shall be such Participant's "Deferral Percentage".) For purposes of determining the Actual Deferral Percentage of an Active Participant who is a Highly Compensated Participant described in
          Section 414(q)(6)(A) of the Code and who has a Family Member who is an Employee, the 401K Contributions and Total Compensation of such Participant shall include the 401K Contributions and Total Compensation of his Family Member, and such Family Member shall be disregarded in determining the Actual Deferral Percentages for any group under the Plan.

                    The Deferral Percentage for any Highly
          Compensated Participant for the Plan Year and who is eligible to have contributions made on his behalf under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Company shall be determined as if all such contributions were made under a single arrangement.

                    The Actual Deferral Percentage shall be
          calculated by taking into account only those 401K Contributions that, but for the Participant's 401K Agreement, would have been received as cash by such Participant during the applicable Plan Year, or within two and one half (2-1/2) months after the close of the Plan Year, for services performed during the Plan Year.

          b) If, for any Plan Year, the Plan Administrator determines that the 401K Contributions with respect to the Highly Compensated Participants exceed the limitation set forth in (a) above, the Plan Administrator shall determine the amount of the 401K Contributions for each Highly Compensated Participant that exceed such limitation (the "Excess 401(k) Amount"), under the following "leveling" method. The Deferral Percentage of the Highly Compensated Participant with the highest Deferral Percentage shall be reduced by the amount required to cause such Highly Compensated Participant's Deferral Percentage to equal the Deferral Percentage of the Highly Compensated Participants with the next highest Deferral Percentage. If a lesser reduction would permit the Plan to satisfy the limitation described in subsection (a), only such lesser reduction shall be made. This process shall be repeated until the Plan satisfies the limitation described in subsection (a). The Excess 401(k) Amount for each Highly Compensated Participant shall equal the 401K Contributions actually paid over to the Trust on behalf of such Highly Compensated Participant for such Plan Year minus the amount determined by multiplying such Highly Compensated Participant's Deferral Percentage (determined after application of this subsection) by such Highly Compensated Participant's Total Compensation for the Plan Year. In no case shall the Excess 401(k) Amount for any Highly Compensated Participant for such Plan Year exceed the amount of 401K Contributions made on behalf of the Highly Compensated Participant for the Plan Year.

                    The Plan Administrator shall direct the
          Trustee to distribute to each Highly Compensated Participant, within twelve (12) months after the close of such Plan Year, the amount of 401K Contributions, equal to the Excess 401(k) Amount for such Highly Compensated Participant under the rules of this subsection (b) (and subsection (c), if applicable), along with the gain or loss for the Plan Year allocable thereto (in a manner consistent with Treasury Regulation 1.401(k)-1(f)(4)).

                    The Excess 401(k) Amount for any Highly
          Compensated Participant shall be reduced by any Excess Elective Deferrals previously distributed to such Highly Compensated Participant for the Highly Compensated Participant's taxable year ending with or within the Plan Year. The amount of Excess Elective Deferrals to be distributed to a Highly Compensated Participant for a taxable year of such Highly Compensated Participant shall be reduced by any Excess 401(k) Amount previously distributed to such Highly Compensated Participant for the Plan Year beginning with or within such taxable year of the Highly Compensated Participant.

          c) In the case of a Highly Compensated Participant whose Deferral Percentage is determined under the family aggregation rules of Treasury Regulation 1.401(k)-1(g)(1)(ii)(C), the determination and correction of the Excess 401(k) Amount shall be accomplished by reducing the Deferral Percentage as required under the leveling method described in subsection (b) above and allocating the Excess 401(k) Amount so determined for the family group among the family members in proportion to the sum of the 401K Contributions of each family member that are combined in determining the Deferral Percentage.

          d) If this Plan is aggregated with other plans for purposes of satisfying the requirements of Section 410(b) of the Code (other than the average benefit percentage test), this Plan and the other plans so aggregated shall be treated as a single plan for purposes of this Section and Section 401(k) of the Code (and the regulations thereunder). This Plan may be aggregated with other plans maintained by the Company for purposes of this Section and Section 401(k) of the Code (and the regulations thereunder), but only if this Plan and the other plans so aggregated, when treated as a single plan, satisfy Sections 401(a)(4) and 410(b) of the Code.


10.04     Limitation on Voluntary Contributions for Highly
     Compensated Participants.
          a) The Voluntary Contributions made on behalf of the Highly Compensated Participants in any Plan Year shall be limited to the extent that the Plan Administrator determines is necessary or appropriate for the satisfaction of the test in either (i) or, to the extent not prohibited by regulations promulgated by the Secretary of the Treasury, (ii) below to be met with respect to such contributions for such Plan Year:

                    (i) under this test, the Actual Contribution Percentage for Highly Compensated Participants is not more than the Actual Contribution Percentage for all other Participants, multiplied by 1.25; or
                    (ii) under this test, the excess of the
               Actual Contribution Percentage for Highly
               Compensated Participants over the Actual
               Contribution Percentage for all other Participants is not more than two (2) percentage points, and the Actual Contribution Percentage for the Highly Compensated Participants is not more than the Actual Contribution Percentage for all other Participants, multiplied by two (2).

                    For purposes of this subsection (a), the "Actual Contribution Percentage" for a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Participant in such group) of (A) the Voluntary Contributions actually paid over to the Trust on behalf of the Participant for such Plan Year to (B) the Participant's Total Compensation for the Plan Year. (With respect to any Participant, such ratio, separately calculated, shall be such Participant's "Contribution Percentage".) To the extent required by Sections 414(q) and 401(m) of the Code and any regulations promulgated thereunder, in determining the Contribution Percentage of a Highly Compensated Participant described in Section 414(q)(6)(A) of the Code, who has a Family Member who is an Employee, the Voluntary Contributions made on behalf of such Highly Compensated Participant and the Total Compensation of such Highly Compensated Participant shall include the Voluntary Contribution and Total Compensation of his Family Member, and such Family Member shall be disregarded in determining the Actual Contribution Percentage for any group under the Plan.

          b) If, for any Plan Year, the Plan Administrator determines that the Voluntary Contributions made on behalf of Highly Compensated Participants exceed the limitation set forth in subsection (a) above, the Plan Administrator shall determine the amount of the Voluntary Contributions for each Highly Compensated Participant that exceeds such limitation (the "Excess Contribution"), under the following "leveling" method. The Contribution Percentage of the Highly Compensated Participant with the highest Contribution Percentage shall be reduced by the amount required to cause such Highly Compensated Participant's Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Participants with the next highest Contribution Percentage. If a lesser reduction would permit the Plan to satisfy the limitation described in subsection (a), only such lesser reduction shall be made. This process shall be repeated until the Plan satisfies the limitation described in subsection (a). The Excess Contribution for each Highly Compensated Participant shall equal the Voluntary Contributions actually paid over to the Trust on behalf of such Highly Compensated Participant minus the amount determined by multiplying such Highly Compensated Participant's Contribution Percentage (determined after application of this subsection) by such Highly Compensated Participant's Total Compensation for the Plan Year, provided that in no case shall the Excess Contribution for any Highly Compensated Participant for such Plan Year exceed the amount of Voluntary Contributions made on behalf of the Highly Compensated Participant for the Plan Year.

                    The Plan Administrator shall direct the
          Trustee to distribute to each Highly Compensated Participant, within twelve (12) months after the close of such Plan Year, an amount of Voluntary Contributions equal to the Excess Contribution determined with respect to such Highly Compensated Participant under the rules of this subsection (b) (and subsection (c), if applicable), along with the sum of the gain or loss for the Plan Year allocable thereto (in a manner consistent with Treasury Regulation 1.401(m)- 1(e)(3)(B)).

          c) In the case of a Highly Compensated Participant whose Contribution Percentage is determined under the family aggregation rules of Treasury Regulation 1.401(m)-1(f)(1)(ii)(C), the determination and correction of any Excess Contributions shall be accomplished by reducing the Contribution Percentage as required under the leveling method described in subsection (b) and allocating the Excess Contribution so determined for the family group among the family members in proportion to the Voluntary Contributions of each family member that are combined in determining the Contribution Percentage.

          d) If this Plan is aggregated with other plans for purposes of satisfying the requirements of Section 410(b) of the Code (other than the average benefit percentage test), this Plan and the other plans so aggregated shall be treated as a single plan for purposes of this Section 401(m) of the Code (and the regulations thereunder). This Plan may be aggregated with other plans maintained by the Company for purposes of this Section and Section 401(m) of the Code (and the regulations thereunder), but only if this Plan and the other plans so aggregated, when treated as a single plan, satisfy Sections 401(a)(4) and 410(b) of the Code.

          e) If any Highly Compensated Participant is eligible to participate in any other plan of the Company to which employee after-tax or matching contributions are made, then, with respect to such Highly Compensated Participant, the Contribution Percentage determined under this Section shall be calculated by treating as one plan all such plans in which such Highly Compensated Participant is eligible to participate (other than plans that are not permitted to be aggregated under Treasury Regulation 1.401(m) - 1(b)(3)(ii)).

10.05 Multiple Use Test and Restructuring. The sum of the Actual Deferral Percentage and the Actual Contribution Percentage for the Highly Compensated Participants shall not exceed the combined limit determined under Department of Treasury regulations to prevent the multiple use of the alternative limit set forth in Sections 10.03(a)(ii) and 10.04(a)(ii). If such combined limit is exceeded in any Plan Year, the Plan Administrator shall reduce the Voluntary Contributions of the Highly Compensated Participants using the leveling method described in Section 4.03(b), to the extent necessary to satisfy the combined limit and shall distribute no later than twelve (12) months after the close of such Plan Year, to such Highly Compensated Participants, the amount of Voluntary Contributions necessary to cause the Plan to satisfy such combined limitation (along with gains and losses for the Plan Year allocable thereto, in the same manner as described in Section 10.04(b)). To the extent required by regulations issued by the Department of Treasury, one or more portions of the Plan shall be disaggregated from the other portion or portions in applying the limits set forth in this Section. To the extent permitted by relations or other interpretations issued by the Department of Treasury, the Plan may be restructured to determine its compliance with the limits set forth in this Section on an employee group restructuring basis.

10.06 Limitation on Allocations. Notwithstanding anything herein to the contrary, contributions and forfeitures allocated to a Participant's accounts (other than Rollover Contributions) shall be limited so that the "annual additions" (as defined in Code Section 415) to the accounts of any Participant for any Plan Year under this Plan or any other defined contribution plan maintained by the Employer does not exceed the lesser of

          a) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b) of the Code, as adjusted pursuant to Section 415(d) of the Code), or

          b)   twenty-five percent (25%) of such Participant's
          Compensation from the Employer for such Plan Year.

     For purposes of this section, in the case of a Participant
     (a) who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) and who is not a Highly Compensated Participant, such Participant's compensation from the Company for such Plan Year shall be deemed to be the compensation (within the meaning of Section 415 of the Code and the regulations promulgated thereunder) the Participant would have received for the Plan Year if he were paid at his salary or wage level for his work schedule in effect immediately before becoming permanently and totally disabled.

          In applying the foregoing limits, all Excess Elective Deferrals, "excess contributions" (as defined in Section 401(m)(6)(B) of the Code) and all contributions allocated to any individual medical account which is part of a defined benefit plan, or which is established for a Key Employee pursuant to Section 419A of the Code shall be included. Any reductions required for a Participant pursuant to this section shall be made first from the Participant's Voluntary Contributions for the Plan Year and then from the Participant's 401K Contributions, and the amount of such reduction shall be distributed to the Participant. If the Limitation described above is exceeded for any Plan Year with respect to a Participant who has contributions or forfeitures allocated to his accounts under this Plan and any other plan maintained by the Company, the reduction in allocations required to satisfy the requirements of this Section shall be made first under this Plan and then, if necessary, under such other plan.

          If any reduction or adjustment is required in order to prevent the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction (as defined in Section 415(e) of the Code, the requirements of which are hereby incorporated herein by reference) from exceeding one (1.0), such reduction or adjustment shall be made under the applicable defined benefit plan.

10.07 Limitation on Compensation Taken into Account. Effective for Plan Years beginning after December 31, 1988, a Participant's Compensation or Total Compensation for any Plan Year shall not be taken into account under this Plan, to the extent that it exceeds the limit set forth in
     Section 401(a)(17) of the Code. For Plan Years beginning in 1989, 1990, 1991, 1992, and 1993, such limit was $200,000
     (as adjusted pursuant to Section 401(a)(17)(B)). For Plan Years beginning in 1994 and thereafter, such limit is $150,000 (as adjusted pursuant to Section 401(a)(17)(B)). For purposes of this Section, the family attribution rules of Code Section 414(q)(6) shall apply, except that "family" shall include only the Participant's spouse and lineal descendants who have not attained age nineteen (19) before the close of the Plan Year.

10.08     Definition of Highly Compensated Participant and Family
     Member.  "Highly Compensated Participant," for any Plan
     Year, shall mean a Participant who is, for such Plan Year, a "Highly Compensated Employee."

          a) Highly Compensated Employee shall mean any Employee who: (i) was at any time a Five Percent Owner during the Look-Back Year or the Determination Year; or
          (ii) received Total Compensation from the Employer in excess of $75,000 (as indexed in accordance with Section 415(d) of the Code) during the Look-Back Year; or (iii) received Total Compensation from the Employer in excess of $50,000 (as indexed in accordance with Section 415(d) of the Code) during the Look-Back Year and was a member of the Top-Paid Group for the Look-Back Year; or (iv) was an Officer during the Look-Back Year and received Total Compensation in the Look-Back Year in excess of fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the calendar year in which the Look-Back Year began; or (v) is both (A) described in clauses (i),
          (ii), or (iii) above, if "Determination Year" is substituted for "Look-Back Year" in those clauses; and
          (B) one of the one hundred (100) employees who receive the most Total Compensation from the Employer during the Determination Year.

          b)   For purposes of this Section:

                              (i)  Determination Year shall mean
                    the Plan Year for which the determination of which employees are Highly Compensated Employees is being made.
                              (ii) Look-Back Year shall mean the
                    twelve (12) consecutive month period
                    immediately preceding the Determination Year.
                              (iii)     The Top-Paid Group shall
                    mean the top twenty percent (20%) of
                    employees of the Employer ranked on the basis of Total Compensation for the relevant year. For purposes of determining the number of employees in the Top-Paid Group, employees described as excludable under Section 414(q)(8) of the Code and Treasury Regulation 1.414(q)-1T(A-9) are excluded.
                              (iv) Officer shall mean an employee
                    who is an officer of the Company (within the meaning of Section 416(i) of the Code and Treasury Regulation 1.416-1T(A-T 13, A-T
                    15); provided that no more than fifty (50) employees (or, if lesser, the greater of three (3) employees or ten percent (10%) of the employees) shall be treated as Officers. For this purpose, employees include only those individuals who perform services for the employer during the Determination Year or Look-Back Year and the exclusions applicable for determining the number of employees in the Top-Paid Group are not applicable. If no Officer has Total Compensation in excess of fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A), the highest paid Officer shall be treated as a Highly Compensated Employee.

                              (v)  Five Percent Owner shall mean
                    a five percent owner as defined in Section
                    416(i)(B)(i) and Treasury Regulation 1.416-1
                    (A T-17 and 18).

          A "Family Member" of a Highly Compensated Participant is an individual described in Section 414(q)(6) of the Code.



                           ARTICLE XI
                         ADMINISTRATION

11.01 Plan Administrator. The Plan Administrator shall consist of a Chairman and at least two other members appointed by the Chief Executive Officer of the Company. The Chief Executive Officer shall have the ability to appoint members to the Plan Administrator and to remove members of the Plan Administrator at any time with or without cause.

11.02 Duties of the Plan Administrator. The Plan Administrator, the committee selected by the CEO, shall be responsible for the administration and interpretation of the Plan. Specifically, the Plan Administrator shall:
          a) administer the Plan in accordance with all its terms and shall have all the powers necessary to carry out the provisions of the Plan;

          b) have the exclusive discretionary authority to interpret the Plan on any and all matters which it has not delegated to the Plan Manager;

          c) develop policies and procedures as may be necessary for the proper and effective administration of the Plan;

          d) serve on a panel to make final judgment on appeals by Employees;

          e)   maintain records of its actions;

          f)   appoint the Plan Manager;

          g) engage and consult with counsel, accountants, specialists and other persons as the Plan Administrator deems necessary and desirable;

          h) notify the Trustee in writing of all actions the Plan Administrator desires of the Trustee; and,

          i)   delegate such additional duties and
          responsibilities to the Plan Manager as it in its sole discretionary authority deems appropriate.

     Any determination by the Plan Administrator shall be conclusive and binding on all persons except as otherwise provided in the Plan or prohibited by law.

11.03 Decisions of the Plan Administrator. Plan Administrator decisions must be approved by a majority of the members of the Plan Administrator and may be made by either a vote at a meeting, or in writing (without a meeting). Any member of the Plan Administrator who is a Participant under the Plan shall not vote on any question relating exclusively to himself. Any determination by the Plan Administrator shall be conclusive and binding except as otherwise provided in this Plan or prohibited by law.
11.04 Fund Manager. The Fund Manager shall be one or more Employees of the Company familiar with investments designated by the Chief Executive Officer of the Company. The Chief Executive Officer shall have the authority to appoint members to the Fund Manager and to remove members of the Fund Manager at any time with or without cause.

11.05     Duties of the Fund Manager.  The Fund Manager shall:

          a) establish the funding policy guidelines of the Plan and periodically issue such guidelines to the Trustees with respect to investment alternatives available for the Trust;

          b) periodically review the valuations of the assets of the Trust and the earnings record of investments;

          c) periodically review the performance of the Trustee and recommend to the Board of Directors changes in Trustee or the appointment of additional Trustees;

          d) appoint, remove, and periodically review the performance of investment managers (as defined in ERISA
          Section 3(38)); and,

          e) submit periodic reports of Fund Manager activities to the President of each Employer.

11.06 Decisions of the Fund Manager. Fund Manager decisions must be approved by a majority of the members of the Fund Manager and may be made by either a vote at a meeting, or in writing (without a meeting). Any determination by the Fund Manager within its authority shall be made in its exclusive discretion and shall be conclusive and binding except as otherwise provided in this Plan or prohibited by law.

11.07 Instructions to the Trustee. The Plan Administrator and Fund Manager may authorize one or more of its members, officers, or agents to sign on its behalf any instructions to any Trustee, and such Trustee shall be fully protected in acting on such instructions.

11.08 Plan Manager. The Plan Manager shall be one or more Employees of the Company. The Plan Administrator shall have the ability to appoint members to the Plan Manager and to remove members of the Plan Manager at any time with or without cause. The Plan Manager shall administer the Plan within the framework of the policies, interpretations, rules, practices, and procedures made by the Plan Administrator.

11.09 Duties of the Plan Manager. The Plan Manager, a committee appointed by the Plan Administrator to handle daily administration and oversight, shall:

          a)   administer the Plan in accordance with its terms;

          b) develop policies and procedures as may be necessary for the proper and effective administration of the Plan that do not involve significant or material costs to the Company or the Plan (including such procedures as may be necessary for the administration of qualified domestic relations orders as defined in Code Section 414(p));

          c) have the discretionary authority to interpret the Plan for any questions which may arise, including without limitation questions relating to eligibility for or the amounts of benefits which have been delegated by the Plan Administrator;

          d) hear appeals; however, a Participant whose appeal is denied has the right to appeal to the Plan
          Administrator; and,

          e)   maintain records of its actions.

11.10 Decisions of the Plan Manager. Plan Manager decisions must be approved by a majority of the members of the Plan Manager and may be made by either a vote at a meeting, or in writing (without a meeting). Any member of the Plan Manager who is a Participant under the Plan shall not vote on any question relating exclusively to himself. Any determination by the Plan Manager for which it has the exclusive right of review shall be conclusive and binding except as otherwise provided in the Plan or prohibited by law.

11.11 Member Terminations. The members of the Plan Administrator, Fund Manager, and Plan Manager may serve as members until such time as they retire, die, resign, or are removed. A member of the Plan Administrator or Fund Manager may resign at any time by filing a written notice with the secretary of the Company. A member of the Plan Manager may resign at any time by filing a written notice with the Plan Administrator.

11.12     No Compensation for Duties.  The members of the Plan
     Administrator, Fund Manager, and Plan Manager shall not be entitled to any compensation for services hereunder.

11.13 Delegation of Authority. The Plan Administrator or Fund Manager may from time to time delegate some or all of its duties and authority hereunder by a written agreement, or in accordance with such other procedures as it may adopt for the purpose of delegation (which procedures are incorporated herein by reference).

                          ARTICLE XII
                        APPEAL PROCEDURE

12.01 Claim Denial. If a claim is wholly or partially denied, the Plan Administrator shall furnish claimants with written notice of the denial within sixty (60) days following the date on which the original claim was filed. This notice of denial shall provide the reason(s) for the denial and an explanation of any additional information needed to process the claim, if applicable.

12.02 Right to have Review of Claim Denial. If a claimant believes he is being denied any rights or benefits under the Plan, such claimant may file a written request for review with the Plan Administrator within sixty (60) days following the date the claimant receives written notification of the denial of the claim. The claimant shall have the right:

          a)   To review pertinent documents; and,

          b)   To submit written comments.

     The claimant may also request that the review be in the nature of a hearing.

12.03 Review of Claim Denial. Within sixty (60) days of receiving a request to review a denial of benefits under the Plan, the Plan Administrator shall render a decision on such request if there has been no hearing, unless special circumstances exist which require an extension of time. If additional time is necessary, the claimant shall be notified of the delay and informed of the date the Plan Administrator expects a decision which shall be no later than an additional ninety (90) days after the initial sixty (60) day period. If the claimant has requested a hearing, such hearing shall be conducted and a decision rendered no later than 120 days from the receipt of the initial request for a review.


                          ARTICLE XIII
                   AMENDMENT AND TERMINATION

13.01     Plan Amendments.

          a) The Company reserves the right to amend or modify the Plan at any time, for any reason subject to the exclusions set forth below. All such amendments or modifications may be made by the Chief Executive Officer, by execution of a written instrument, unless they materially affect the Employer's cost of maintaining or funding the Plan or relate exclusively to the Chief Executive Officer. Amendments that cannot be made by the Chief Executive Officer shall be made by action of the Board of Directors.

          b) Notwithstanding subsection (a) above, no amendment or modification shall:

                    1)   increase the duties of the Trustee
               without its consent;
                    2)   cause or permit any property held in
               trust in accordance with the Plan to be diverted for purposes other than the exclusive benefit of Participants and their Beneficiaries as set forth herein; or,
                    3) violate the provisions of any applicable law or regulation.

13.02 Plan Termination. The Company reserves the right to terminate the Plan at any time by action of the Board of Directors. In the event that the Company is dissolved, liquidated, or adjudged bankrupt by such appropriate legal proceedings, or in the event judicial proceedings of any kind result in the involuntary dissolution of the Company, the Plan shall be deemed terminated with respect to the Company and all other Employers.

13.03 Merger of the Plan. In the event of the merger or consolidation of the Plan with, or the transfer of the assets or liabilities of the Plan to, any other plan, each Participant shall (if the Plan is terminated) receive an account in the Plan immediately after such merger, consolidation, or transfer which is equal to or greater than the account he had immediately before such merger, consolidation, or transfer.

13.04 Upon Merger, Consolidation, Reorganization, Etc. of the Company. The merger, consolidation, reorganization of the Company, or the sale by it of all or substantially all of its assets shall not terminate the Plan if there is delivered to the Company by the successor to the Employer or by such purchaser of all or substantially all of its assets a written instrument requesting that it be substituted for the Company and agreeing to perform all of the provisions hereof which the Company is required to perform. Upon the receipt of said instrument and the approval of the Board of Directors, such successor or purchaser shall be substituted for the Company under the Plan and all Trust Agreements and annuity or insurance contracts relating thereto, and the Company shall be relieved and released from any obligations of any kind, character, or description under the Plan, including all such Trust Agreements and contracts.

13.05 Effect of Termination. Upon complete or partial termination of the Plan, after payment of all expenses and appropriate adjustments of Accounts, each present or former Participant and any Beneficiary thereof shall be entitled to receive any amounts then credited to his accounts in the Plan in accordance with the generally applicable distribution provisions provided elsewhere herein.

                          ARTICLE XIV
                    MISCELLANEOUS PROVISIONS

14.01 Unenforceability of a Particular Provision. The unenforceability of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such unenforceable provision were omitted.

14.02 Incompetency. Every person receiving or claiming a benefit under the Plan shall be conclusively presumed to be mentally competent and of age unless and until the Plan Manager has actual written notice to the contrary, in which event each payment under the Plan shall be made:

          a) to any guardian or legal representative of such person or of his Estate of which the Plan Manager has actual written notice; or,

          b) if the Plan Manager has no such notice, to the Spouse, a child, a parent, a brother, a sister or any person having the care or control of, or any person or institution deemed by the Plan Administrator to have incurred expense for, such person otherwise entitled to payment. Any payment made in accordance with this Section shall be a complete discharge of any liability therefore under the Plan.

14.03     Non-Alienation of Benefits.

          a)   Subject to the exceptions in subsection (b) below:

                    (i) no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind;
                    (ii) any attempt to deliver, sell, transfer,
               assign, pledge, attach, garnish or otherwise encumber any such benefit, whether then or thereafter payable, shall be void; and
                    (iii)     no benefit payable under the Plan
               shall in any manner be liable for or subject to the debts or liabilities of any Participant or any other person entitled to any benefit under the Plan.

          b) Subsection (a) above shall not apply to (i) a "qualified domestic relations order" defined in Code
          Section 414(p) and those other domestic relations orders permitted to be so treated by the Plan Administrator under the provisions of the Retirement Equity Act of 1984, or (ii) the pledge of a Participant's Account as collateral for a loan from the Plan.

14.04 Limitation of Rights. Neither the adoption and maintenance of the Plan nor anything contained herein, shall with respect to any present or former Employee or other officer of an Employer or any Subsidiary be deemed to:

          a) limit the right of an Employer or any Subsidiary to discharge or discipline any such person; or,

          b) create any right or interest under the Plan or in the Trust or the Funds thereof other than as specifically provided herein.

14.05 Rollover Contributions. A Participant may contribute to the Plan, as a Rollover Contribution, any amount of cash which qualifies as a "rollover amount" under
     Section 402(a)(5) of the Code or a "rollover contribution" described in Section 408(d)(3)(A)(ii) of the Code. In no event may a Participant make a rollover contribution of securities, fixed instruments or any other property other than cash.

14.06 Indemnification. The Company shall indemnify the members of the Plan Administrator, the members of the Fund Manager, the Plan Manager and any other Employee of the Company to the full extent of any expenses, penalties, damages or other pecuniary loss which such Employee may suffer as a result of his responsibilities, obligations or duties in connection with the Plan or fiduciary activities performed in connection with the Plan. Such indemnification shall be paid by the Company to the Employee to the extent that fiduciary liability insurance is not available to cover the payment of such items, but in no event shall such payments be made out of Plan assets. Notwithstanding the foregoing, this indemnification shall not relieve any Employee serving in a fiduciary capacity of his fiduciary responsibilities and obligations.

14.07 Special Rules Regarding Affiliated Companies. For purposes of this Section and Article XV the term "Affiliated Company" shall mean (a) a member of a controlled group of corporations (as determined in accordance with Section 414(b) of the Code) of which the Employer is a member, (b) a trade or business (whether or not incorporated) which is under common control with the Employer as determined in accordance with Section 414(c) of the Code, (c) a member of an "affiliated service group" (within the meaning of Section 414(m) of the Code) of which the Employer is a member, or
     (d) an organization which is required to be aggregated with the Employer under regulations issued under Section 414(o) of the Code.

          Hours of Service with an Affiliated Company of the Employer shall be treated as Hours of Service with the Employer. In addition, each reference to the "Employer" in the following Sections is considered to include the Affiliated Companies of the Employer: Section 1.10 (Compensation); Section 1.24 (Leased Employee); Section 1.35 (Termination of Service); Section 5.05 (Loans); Article X (Limitations on Contributions and Allocations).

14.08 Military Service. An individual who is terminated from the Employer or an Affiliated Company by reason of military service with the Armed Forces of the United States shall be credited Hours of Service under this Plan to the extent required by any federal law, so long as he returns to work prior to the end of the period in which he has veterans' reemployment rights.

14.09 Governing Law. The Plan shall be administered in the United States of America, and its validity, construction and all rights hereunder shall be governed by the laws of the United States under ERISA. To the extent that ERISA shall not be held to have preempted local law, the Plan shall be administered under the laws of the Commonwealth of Massachusetts. If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

14.10 Effective Date for Restatement. Except as otherwise provided herein, the amendments made by this restatement of the Plan shall be effective as of January 1, 1996. The changes to, or the adoption of, the following provisions of this Plan have been made by this restatement (or previously) to comply with certain changes in applicable law, and are (or have been) made effective as of the following dates: January 1, 1987 (Sections 10.03, 10.04, 10.05, 10.06, 10.07, 10.08); January 1, 1988 (Sections 9.01,
     10.01); January 1, 1989 (Section 5.01). In addition, to the extent that it is necessary to the continued tax qualification of the Plan that any provision hereof be effective as of a specific date, such provision shall be effective as of that date.

14.11 Headings/Gender. Headings of sections and subsections of the Plan are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction thereof. The masculine pronoun also means the feminine where appropriate and, when required by the context, any word in the singular also means the plural, or vice-versa, as the case may be.

14.12 Taxation. Any tax advantages which this plan is intended to provide are subject to government rulings, regulations, and the application of the tax laws by the Internal Revenue Service and the individual states. The Employers do not promise or represent to any person that any particular tax consequence will result from his or her participation in the Plan.


                           ARTICLE XV
                      TOP-HEAVY PROVISIONS

15.01 Scope of Article. Notwithstanding any provision of the Plan to the contrary, this Article XV shall control the Plan to the extent required to cause the Plan to comply with the requirements of Section 416 of the Code.

15.02 Definitions. As used in this Article XV, the following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context:

          a) Account Balance. As of any Valuation Date, the aggregate amount credited to an individual's account or accounts under a qualified defined contribution plan (excluding employee contributions which were deductible within the meaning of Section 219 of the Code, and rollover or transfer contributions made by or on behalf of such individual to such plan from another qualified plan, sponsored by an entity other than the Company or an Affiliated Company) increased by (i) the aggregate distributions made to such individual from such plan during a five (5) year period ending on the Determination Date, and (ii) the amount of any contributions due as of the Determination Date immediately following such Valuation Date;

          b) Accrued Benefit. As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof which is attributable to employee contributions which were deductible pursuant to Section 219 of the Code, to rollover or transfer contributions made by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Company or an Affiliated Company, to proportional subsidies, or to ancillary benefits) of an individual under a qualified defined benefit plan increased by (i) the aggregate distributions made to such individual from such plan during a five (5) year period ending on the Determination Date and (ii) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date.

          c) Aggregation Group. The group of qualified plans maintained by the Company and each Affiliated Company consisting of (i) each plan in which a Key Employee participates and each other plan which enables a plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code, or (ii) each plan in which a Key Employee participates, each other plan which enables a plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code, and any other plan which the Company elects to include as a part of such group; provided, however, that the Company may not elect to include a plan in such a group if its inclusion would cause the group to fail to meet the requirements of Sections 401(a)(4) and 410 of the Code.

          d) Assumptions. For purposes of this Article, the assumptions used to determine an actuarial equivalent benefit shall be an interest rate assumption at an annual rate of five percent (5%) and mortality assumptions based upon the 1984 Unisex Pension Table.

          e) Compensation. An individual's earned income, wages, salaries, and other amounts actually paid by the Company or an Affiliated Company to such individual during a Plan Year for personal services actually rendered in the course of employment with the Company or an Affiliated Company (subject to exclusion of amounts specified by regulations promulgated under
          Section 415 of the Code). In no event shall the amount of a Participant's Compensation that is taken into account for any Plan Year exceed the amount specified in Section 401(a)(17) of the Code (or such larger amount as the Secretary of the Treasury or his delegate may determine for such Plan Year under such section.

          f) Determination Date. For the first Plan Year of any plan, the last day of such Plan Year, and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

          g) Former Key Employee. With respect to any Plan Year, any individual who was a Key Employee in a previous Plan Year but who is not a Key Employee with respect to such Plan Year. For purposes of this definition, a beneficiary (who would not otherwise be a Key Employee) of a deceased former Key Employee shall be deemed to be a Former Key Employee in substitution for such deceased Former Key Employee.

          h) Key Employee. With respect to any Plan Year, any individual who at any time during such Plan Year or during any of the four (4) Plan Years immediately preceding such Plan Year was:

                    (i)  an officer (within the meaning of
               Section 416 of the Code) of the Company or an Affiliated Company with Compensation greater than fifty percent (50%) of the amount in effect under
               Section 415(b)(1)(A) of the Code for such Plan
               Year,

                    (ii) one of the ten (10) employees with
               Compensation greater than such amount and owning the largest interests in the Company or an Affiliated Company,

                    (iii)     an owner of five percent (5%) or
               more of the outstanding stock of the Company or an Affiliated Company or of stock possessing five percent (5%) or more of the total combined voting power of all the stock of the Company or an Affiliated Company, or

                    (iv) an employee whose Compensation (during
               the calendar year including the Determination
               Date) exceeded $150,000 and who was an owner of one percent (1%) or more of the outstanding stock of the Company or an Affiliated Company or of stock possessing one percent (1%) or more of the total combined voting power of all of the stock of the Company or an Affiliated Company. For purposes of this definition, (i) an individual shall be deemed to own stock owned by others as provided in Section 318 of the Code, (ii) a beneficiary (who would not otherwise be a Key Employee) of a deceased Key Employee shall be deemed to be a Key Employee in substitution for such deceased Key
               Employee, and (iii) the total number of Key
               Employees who are officers of the Company and the Affiliated Companies shall be limited to the fifty
               (50) (or, if lesser, the greater of three (3) or ten percent (10%) of the employees) officers with the highest Compensation.

          i)   Non-Key Employee.  An employee who is not a Key
          Employee.

          j) Highest Average Compensation. The highest annual average of the taxable Compensation paid by the Company or an Affiliated Company to an employee during five (5) consecutive Plan Years, or during the maximum number of such years during which the employee received taxable Compensation, if less than five.

          k) Plan Year. With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

          l) Valuation Date. With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve (12) month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants' accounts.

15.03 Top-Heavy Status. The Plan shall be deemed to be top-heavy if, as of any Determination Date, (i) the sum of the Account Balances of Participants who are Key Employees exceeds sixty percent (60%) of the sum of the Account Balances of all Participants (excluding in both cases the Account Balances of all Former Key Employees and of those former employees who have not performed any services for the Company or any Affiliated Company at any time during the five-year period ending on the Determination Date) unless the Plan is part of an Aggregation Group or (ii) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with Section 416(g)(2)(B) of the Code and the regulations promulgated thereunder) of (i) the Accrued Benefits of Key Employees under all defined contribution plans included in the Aggregation Group and (ii) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group, exceeds sixty percent (60%) of the sum of the Account Balances and the Accrued Benefit of all individuals under such plans (excluding in both cases the Account Balances and Accrued Benefit of all Former Key Employees and of those former employees who have not performed any services for the Company or any Affiliated Company at any time during the five-year period ending on the Determination Date).

15.04 Minimum Contribution. If the Plan is determined to be top-heavy for a Plan Year, the Company shall make an additional contribution to the Plan on behalf of each employee who is a participant of the Plan, who is a Non-Key Employee , and who has not terminated his employment as of the last day of such Plan Year equal to that amount which, when added to the aggregate amount of contributions and forfeitures allocated to such Participant's accounts for such Plan Year, will cause the sum of all such contributions and forfeitures to equal at least (i) three percent (3%) of such Participant's Compensation for such Plan Year if the Participant does not participate in a defined benefit plan maintained by the Company or an Affiliated Company during such Plan Year or (ii) five percent (5%) of such Participant's Compensation for such Plan Year if the Participant does participate in a defined benefit plan maintained by the Company or an Affiliated Company during such Plan Year.

15.05 Adjustment to Combined Limitation. In each Plan Year in which the Plan is determined to be top-heavy, the adjustment described in Section 416(h) shall apply in determining the limitations imposed by Section 415(e) of the Code.

15.06 Termination of Top-Heavy Status. If the Plan has been deemed to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the day following the Determination Date on which it is determined to no longer be top-heavy.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 20th day of February 1996 to be effective as of January 1, 1996.

Attest:                            POLAROID CORPORATION



/s/ Richard F. deLima                By /s/ Gary T. DiCamillo
-----------------------              ---------------------------
Secretary                            Chief Executive Officer

                           ADDENDUM A


Each of the following shall be considered a bona fide immediate and heavy financial need for purposes of Hardship Withdrawals under Section 5.02:

          (A) the securing of a primary residence for the Participant (either by purchase or renting);

          (B) extraordinary medical expenses of the Participant or a Relative of the Participant not covered by any employer-sponsored benefit plan;

          (C) the costs of college or other post-secondary education (for the Participant, his Spouse, or children);

          (D) the costs or expenses to avoid eviction or loss of the Participant's primary residence.

                           ADDENDUM B


Each of the following shall be considered a bona fide immediate and heavy financial need for purposes of Specific Restricted
Withdrawals under Section 5.02:

          (A) the securing of a primary residence for the Participant (either by purchase or renting);

          (B) extraordinary medical expenses of the Participant or a Relative of the Participant not covered by any employer-sponsored benefit plan;

          (C) the costs of college or other post-secondary education (for the Participant, his Spouse, or children);

          (D) the costs or expenses to avoid eviction or loss of the Participant's primary residence;

          (E) taxes for which the Participant has received an assessment or deficiency notice;

          (F) legal expenses related to the Participant's divorce or marital settlement;

          (G) the loss of utilities at the Participant's primary residence;

          (H)  funeral expenses for a deceased Relative; and

          (I) any other event or circumstance determined by the Plan Administrator to be a Significant Financial Need and added to this schedule upon approval.